UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2006

WOLVERINE TUBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (256) 353-1310

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On April 5, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Wolverine Tube, Inc. (the “Company”) adopted the Wolverine Tube, Inc. Annual Performance Incentive Plan (the “Plan”) and established 2006 performance measures and bonus level opportunities under the Plan for the Chief Executive Officer and the other executive officers to be named in the Company’s proxy statement for the 2006 Annual Meeting of Stockholders (collectively, the “named executive officers”).

Under the terms of the Plan, eligible participants, including the named executive officers, may earn an annual cash bonus based upon the achievement of certain specified performance goals relating to the Company. The Plan provides for various levels of potential bonus payouts based on the type of performance measures established for a participant and the extent to which they are attained. With respect to overall Company consolidated financial performance measures, a threshold target level of performance is established below which no bonus will be paid; once this threshold performance goal is achieved, additional bonus amounts can be earned in a pro-rata manner based on increasing levels of performance. Each bonus level is expressed as a percentage of the participant’s base salary. With respect to the named executive officers, [the Committee] will designate eligible Plan participants, establish performance measures and bonus level opportunities, and will act as Plan Administrator, with authority to administer the plan and make determinations and exercise discretion with respect to bonus payouts.

With respect to the named executive officers, the Committee determined that fiscal year 2006 bonuses under the Plan would be based solely on an overall Company consolidated financial performance measure: corporate earnings before interest, taxes, depreciation and amortization (EBITDA). For 2006, the Chief Executive Officer’s bonus potential ranges from 0% to 117% of his base salary and the other named executive officers’ bonus potential ranges from 0% to 70% of base salary, in all cases based on the extent to which performance goals are achieved.

A copy of the Plan is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Wolverine Tube, Inc. Annual Performance Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: April 11, 2006

WOLVERINE TUBE, INC.

By: /s/ JAMES E. DEASON

James E. Deason

Senior Vice President,

Chief Financial Officer and

Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Wolverine Tube, Inc. Annual Performance Incentive Plan